UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2012

GUITAR CENTER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-175270-07	26-0843262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

GUITAR CENTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22207	95-4600862
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5795 Lindero Canyon Road

Westlake Village, California 91362
(Address of principal executive offices, including zip code)

(818) 735-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2012, Guitar Center, Inc. (the “Company”) announced that Erick Mason, Chief Financial Officer, accepted a new role in the Company as Chief Strategic Officer effective October 1, 2012. As Chief Strategic Officer, Mr. Mason will oversee strategic planning, supply chain, real estate, legal and information technology operations.

The Company also announced that Tim Martin has been hired to assume the role of Chief Financial Officer of the Company effective October 1, 2012. Mr. Martin, age 43, was Chief Financial Officer of Land’s End, a division of Sears Holdings Corporation and a leading direct merchant of family apparel and accessories and home products, from December 2009 to July 2012.  Previously, Mr. Martin served as Chief Financial Officer of Coldwater Creek, Inc., a leading specialty retailer of women’s apparel, gifts, jewelry and accessories, from August 2006 to November 2009.

Mr. Martin will receive an annual base salary of $425,000 and will be eligible to participate in the Company’s executive bonus plan. In addition, the Company and Mr. Martin will enter into an executive severance benefits agreement in a form consistent with those provided to other executives.  Mr. Martin is eligible to receive a grant of options to purchase 85,000 shares of common stock of Guitar Center Holdings, Inc., subject to approval by the compensation committee of Guitar Center Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER HOLDINGS, INC.

Date: September 21, 2012	By:	/s/ Erick Mason
Erick Mason
Vice President

GUITAR CENTER, INC.

Date: September 21, 2012	By:	/s/ Erick Mason
Erick Mason
Executive Vice President